UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2020

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Abeona Therapeutics Inc. (the “Company”), previously announced that Steven H. Rouhandeh agreed to resign from his role as Executive Chairman. In connection with his resignation, on January 2, 2020, Mr. Rouhandeh entered into a letter agreement with the Company confirming his effective date of separation as an executive of the Company will be March 31, 2020 and, subject to the execution and compliance with a release of claims in favor of the Company and compliance with the customary post-separation non-competition, non-solicitation and non-disparagement covenants contained therein, he will be entitled to receive certain salary continuation and other severance benefits. Under the terms of the letter agreement, Mr. Rouhandeh will receive salary and bonus amounts owed to him through his separation date, a pro-rated portion of his salary and target bonus for 2020, a severance payment equal to one years’ salary plus bonus paid over a one-year period after his separation date, health care reimbursement for a period of two years and accelerated vesting of options for a period of two years after he is no longer associated with the Company. A copy of the letter agreement will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Edward G. Carr
Name:	Edward G. Carr
Title:	Chief Accounting Officer

Date: January 7, 2020